EXHIBIT 32

Certification Pursuant to 18 U.S.C Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Fiscal Year End Report of Authentidate Holding Corp. (the “company”) on Form 10-K for the period ending June 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, being, Ian Bonnet, President and Chief Executive Officer of the company, and William A. Marshall, Chief Financial Officer of the company, respectfully, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the company.

Dated: October 13, 2015

/s/ Ian Bonnet	/s/ William A. Marshall
Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the company and will be retained by the company and furnished to the Securities and Exchange Commission or its staff upon request.